Exhibit 3.1

KNOLL, INC.

Incorporated Under the Laws of

the State of Delaware

AMENDED AND RESTATED BY-LAWS

(effective September 20, 2008)

ARTICLE I

OFFICES

The registered office of Knoll, Inc. (the “Corporation”) in Delaware shall be at 1209 Orange Street in the City of Wilmington, County of New Castle, and The Corporation Trust Company will be the resident agent of the Corporation in charge thereof.  The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1.  Annual Meeting.  The annual meeting of stockholders for the election of directors and the transaction of any other business will be held in such city and state and at such date, time and place as may be designated by the Board of Directors and set forth in the notice of such meeting. At any annual meeting of stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.

Section 2.  Special Meetings.  Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors or by its Chairman, or by the Chief Executive Officer or President, and will be called by the Chairman, Chief Executive Officer or President at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote.  Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting.  At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3.  Notice of Meetings.  Not less than ten (10) days nor more than sixty (60) days before the date of every stockholder’s meeting, the Secretary shall give to each stockholder entitled to vote at such meeting and each other stockholder entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid.  Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment.  Such further notice, if any, shall be given as may be required by law.

Section 4.  Waiver of Notice.  Any stockholder may waive notice of any meeting before or after the meeting.  The waiver must be in writing, signed by the stockholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  A stockholder’s attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the stockholder or his or her proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder or his or her proxy objects to considering the matter before it is voted upon.

Section 5.  Quorum.  Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who will be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) or by these By-Laws.

Section 6.  Adjournment of Meetings.  The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy, may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class. At any such adjourned meeting at which a quorum is present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 7.  Voting List.  The Secretary will prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

Section 8.  Voting.  Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.  Each stockholder entitled to vote will at every meeting of the stockholders be entitled to one vote for each share of stock (or such other number of votes as shall be provided in the certificate of incorporation, including any certificate of designation, with respect to any class or series of stock) registered in his or her name on the record of stockholders.  At all meetings of stockholders, all matters, except as otherwise provided by statute and except that directors shall be elected by a plurality vote, will be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter.  Voting at meetings of stockholders need not be by written ballot.

Section 9.  Record Date of Stockholders.  The Board of Directors is authorized to fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock will go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders, and any adjournment of a meeting of stockholders, or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give consent.  Only the stockholders that are stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, the meeting of stockholders, and any adjournment of the meeting, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, or to give the consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after the record date fixed in accordance with this Section 9.

Section 10.  Notice of Stockholder Proposals.

(a)           To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly and timely brought before the meeting by any stockholder of the Corporation in compliance with the notice procedures and other provisions of this By-Law.

(b)           For business to be properly brought before an annual meeting by a stockholder, such business, as determined by the Chairman of the Board or such other person as is presiding over the meeting, must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware (“DGCL”), and such stockholder (i) must be a stockholder of record on the date of the giving of the notice provided for in this By-Law and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) must be entitled to vote at such annual meeting, and (iii) must comply with the notice procedures set forth in this By-Law. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c)           To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(d)           To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing, as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration, (ii) the name and record address, as they appear on the Corporation’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person (as defined below), (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition (which information shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (iv) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and/or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, (vi) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies in support of such proposal, (vii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (viii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ix) in the event that such business includes a proposal to amend the Certificate of Incorporation and/or the By-Laws of the Corporation, the complete text of the proposed amendment, and (x) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for such business, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

(e)           If the information submitted pursuant to this By-Law by any stockholder proposing business for consideration at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this By-Law.  Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this By-Law. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this By-Law.

(f)            For purposes of this By-Law and Article III, Section 3 of these By-Laws (i) a “Stockholder Associated Person” shall mean with respect to any stockholder (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person; and (ii) “public disclosure” shall be deemed to include a disclosure made in a press release reported by a national news service, in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.

(g)           No business (other than nominations of persons for election to the Board of Directors which shall be made in accordance with the procedures set forth in Article III, Section 3 of these By-Laws) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this By-Law.

(h)           Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was properly brought before the meeting in accordance with the procedures set forth in this By-Law, and (ii) if any proposed business was not brought in compliance with this By-Law, to declare that such proposal is defective and shall be disregarded.

(i)            In addition to the provisions of this By-Law, a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals to be considered pursuant to Section 10(a)(iii) of this By-Law.

(j)            Nothing in this By-Law shall be deemed to affect any rights of stockholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(k)           Notwithstanding anything in this By-Law to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Article III, Section 3 of these By-Laws for any such nomination to be properly brought before such meeting.

Section 11.  Action Without Meeting.  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken (i) is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted and (ii) is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.

Section 12.  Conduct of Meetings.  The Chairman of the Board of Directors, or in his or her absence the Chief Executive Officer, the President or any vice president designated by the Chairman of the Board, shall preside at all regular or special meetings of stockholders.  To the maximum extent permitted by law, the presiding person will have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of the meetings.  The Secretary of the Corporation will act as secretary of each meeting.  In the absence of the Secretary, the chairman of the meeting will appoint any person to act as secretary of the meeting.  Unless otherwise determined by the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 1.  Number and Qualifications.  The Board of Directors will consist of such number of directors as may be fixed from time to time by resolution of the Board of Directors.  The directors need not be stockholders.

Section 2.  Election and Duration of Office.  At the time set forth in the Corporation’s certificate of incorporation (the “Effective Time”), the Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III.  The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.  The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification.  The terms of office of the classes of directors so designated by the Board of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class I on the first annual meeting of stockholders following the Effective Time, Class II on the second annual meeting following the Effective Time and Class III on the third annual meeting following the Effective Time, or thereafter in each case when their respective successors are elected and qualified.  The directors chosen to succeed those whose terms are expiring at such annual meetings and thereafter shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term ending at the time of the third succeeding annual meeting of stockholders following their election, or thereafter in each case when their respective successors are elected and qualified.

Section 3.  Notice of Nominations of Directors.

(a)           Annual Meetings of Stockholders.

(1)  Nominations of persons for election to the Board of Directors at an annual meeting of stockholders may be made (A) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors, or (B) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this By-Law, on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders and at the time of such annual meeting of stockholders, (ii) who is entitled to vote at the annual meeting of stockholders, and (iii) who complies with the notice procedures set forth in this By-Law as to such nominations, including, but not limited to, the procedures regarding such notice’s timeliness and required form.

(2)           For a stockholder’s notice of nomination of persons for election to the Board of Directors at an annual meeting of stockholders to be brought before an annual meeting by a stockholder pursuant to Section 3(a)(1)(B) of this By-Law, the stockholder must have been given timely notice thereof to the Secretary.  To be considered timely, a stockholder’s notice of nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.  To be in proper written form, a stockholder’s notice of nomination to the Secretary (whether given pursuant to this Section 3(a)(2) or Section 3(b) of this By-Law) shall set forth in writing: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation and employment of such person, (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (iv) such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in a contested election, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder, (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (vii) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the person proposed as a nominee and/or (B) otherwise to solicit proxies in support of the election of such person; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, as they appear on the Corporation’s stock ledger, and the name and address of any Stockholder Associated Person, (ii) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition, (iii) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder, (iv) any material interest of such stockholder and/or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, (v) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, (vi) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act, and (vii) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.  In addition to the information required above, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3)           Notwithstanding anything in this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased and there is no public disclosure by the Corporation, naming all of the nominees for directors or specifying the size of the increased Board of Directors, at least ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Stockholders.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this By-Law, (B) is a stockholder of record on the record date for the determination of the stockholders entitled to vote at such meeting, (C) is a stockholder of record at the time of such meeting, (D) is entitled to vote at such meeting, and (E) complies with the notice procedures set forth in this By-Law as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 3(a)(2) of this By-Law with respect to any nomination shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such special meeting or, if the first public announcement made by the Corporation of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, not later than the tenth (10th) calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)           General.

(1)           If the information submitted pursuant to this By-Law by any stockholder proposing a nominee for election as a director at a meeting of stockholders shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this By-Law.  Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director at a meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this By-Law. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this By-Law.

(2)           Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election at a meeting of stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law.

(3)           Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the Chairman of the Board or other person presiding at the meeting shall have the power and duty (a) to determine whether any nomination proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this By-Law, and (b) if any proposed nomination was not made in compliance with this By-Law to declare that such defective nomination is null and void and shall be disregarded.

(4)           In addition to the provisions of this By-Law, a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to Section 3(a)(1)(b) or Section 3(b) of this By-Law.

(5)           Nothing in this By-Law shall be deemed to affect any rights of the holders of any series of Preferred Stock, if and to the extent provided for, under law, the Certificate of Incorporation or these By-Laws.

Section 4.  Removal and Resignation of Directors.

(a)           A director may be removed from office only for cause and only by vote of at least a majority of the outstanding stock entitled to vote in an election of directors.  For purposes of this By-Law, “Cause” shall have the meaning ascribed thereto in Article SIXTH of the Certificate of Incorporation.

(b)           Any director may resign at any time.  Such resignation will take effect at the time specified in the resignation, and if no time is specified, at the time of its receipt by the Chairman, Chief Executive Officer, President or Secretary.  The acceptance of a resignation will not be necessary to make it effective, unless so specified in the resignation.

Section 5.  Filling of Vacancies.  Any vacancy on the Board of Directors, however resulting, and any newly created directorship resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, shall be filled only by the directors then in office, even if less than a quorum, or by a sole remaining director, provided, that if the directors fail to fill any vacancy, the stockholders may at any special meeting called for that purpose fill the vacancy.  Any director elected to fill a vacancy shall hold office, subject to the right of removal as provided in the Certificate of Incorporation or these By-Laws, for a term that shall coincide with the term of the class to which such director shall have been elected or appointed and until his or her successor is elected and qualified.

Section 6.  Regular Meetings.  The Board of Directors will hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present.  Other regular meetings may be held at any time as may be determined from time to time by resolution of the Board of Directors.

Section 7.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the Chief Executive Officer or President.

Section 8.  Notice and Place of Meetings.  Meetings of the Board of Directors may be held at the principal office of the Corporation, or at any other place as is stated in the notice of such meeting.  Notice of any special meeting, and except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting, will be mailed to each director addressed to him or her at his or her residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him or her at such place by telegraph, cable or facsimile, or delivered personally, by telephone or electronic mail at his or her electronic mail address on record with the Corporation, not later than the day before the day on which the meeting is to be held.  No notice of the annual meeting of the Board of Directors will be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9.  Business Transacted at Meetings, etc.  Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum is present, whether the business or proposed action is stated in the notice of that meeting or not, unless special notice of such business or proposed action is required by statute.

Section 10.  Quorum.  A majority of the Board of Directors at any time in office will constitute a quorum.  At any meeting at which a quorum is present, the vote of a majority of the members present will be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-Laws.  The members of the Board of Directors will act only as the Board of Directors and the individual members of the Board of Directors will not have any powers in their individual capacities.

Section 11.  Compensation.  The Board shall have the authority to fix the form and amount of compensation paid to directors, including fees and reimbursement of expenses paid for attendance at regular or special meetings of the Board of Directors or any committee thereof.  Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12.  Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent to the action in writing.  The writing or writings evidencing such consent shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 13.  Meetings Through Use of Communications Equipment.  Members of the Board of Directors, or any committee of the Board of Directors, will, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and this participation will constitute presence in person at the meeting.

ARTICLE IV

COMMITTEES

Section 1.  Audit Committee.  The Board of Directors shall have an Audit Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, that the composition of the Audit Committee shall comply, to the extent required, with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Company’s securities may be listed, and federal securities and other laws, rules and regulations.  The Audit Committee shall have the powers and perform the duties set forth in the audit committee charter adopted by the Board of Directors.

Section 2.  Compensation Committee.  The Board of Directors shall have a Compensation Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, that the composition of the Compensation Committee shall comply, to the extent required, with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Company’s securities may be listed, and federal securities and other laws, rules and regulations.  The Compensation Committee shall have the powers and perform the duties set forth in the compensation committee charter adopted by the Board of Directors.

Section 3.  Nominating and Corporate Governance Committee.  The Board of Directors shall have a Nominating and Corporate Governance Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, that the composition of the Nominating and Corporate Governance Committee shall, to the extent required, comply with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Company’s securities may be listed, and federal securities and other laws, rules and regulations.  The Nominating and Corporate Governance Committee shall have the powers and perform the duties set forth in the nominating and corporate governance committee charter adopted by the Board of Directors.

Section 4.  Executive Committee.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee will, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors, other than such powers and duties as are granted to the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, in the management of the business and affairs of the Corporation, subject only to restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the DGCL, and will have power to authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.  Other Committees.  Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for an amount of time and have powers and perform duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Section 6.  Removal.  Subject to the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Company’s securities may be listed, and federal securities and other laws, rules and regulations, each to the extent applicable, any member of these committees may be removed at any time, with or without cause, by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee), and any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee).  Any person ceasing to be a director shall ipso facto cease to be a member of any committee, including the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee.

Section 7.  Resignation.  Any member of a committee may resign at any time.  This resignation will be made in writing and will take effect at the time specified in the resignation, or, if no time is specified, at the time of its receipt by the Chairman, Chief Executive Officer, President or Secretary.  The acceptance of a resignation will not be necessary to make it effective unless so specified in the resignation.

Section 8.  Quorum.  Unless otherwise specified in the applicable committee charter, a majority of the members of a committee shall constitute a quorum, and the act of a majority of the members of a committee present at any meeting at which a quorum is present will be the act of the committee.  The members of a committee will act only as a committee, and the individual members of the committee will not have any powers in their individual capacities.

Section 9.  Record of Proceedings, etc.  Each committee will keep a record of its acts and proceedings, and will report the same to the Board of Directors when and as required by the Board of Directors.

Section 10.  Organization, Meetings, Notices, etc.  A committee may hold its meetings at the principal office of the Corporation, or at any other place that a majority of the committee may at any time agree upon.  Each committee may make rules as it deems expedient for the regulation and carrying on of its meetings and proceedings.  Unless otherwise ordered by the Executive Committee, any notice of a meeting of a committee may be given by the Secretary of the Corporation or by the Chairman of the committee and will be sufficient if mailed to each member at his or her residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him or her at that place by telegraph, cable or facsimile, or by electronic mail at his or her electronic mail address on record with the Corporation or delivered personally or by telephone not later than 24 hours before the time at which the meeting is to be held.

Section 11.  Compensation.  The members of any committee will be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V

OFFICERS

Section 1.  Number.  The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary and such other officers as may be determined from time to time by the Board of Directors.  Such other officers shall be elected or appointed in such manner, have such duties and hold their offices for such terms as may be determined from time to time by the Board of Directors.

Section 2.  Election, Term of Office and Qualifications.  Each officer of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her earlier death, resignation or removal in the manner hereinafter provided.

Section 3.  Removal of Officers.  Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 4.  Resignation.  Any officer of the Corporation may resign at any time.  This resignation shall be in writing and take effect at the time specified in the resignation, or if no time is specified, at the time of its receipt by the Chairman, Chief Executive Officer, President or Secretary.  The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified in the resignation.

Section 5.  Filling of Vacancies.  A vacancy in any office will be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 6.  Compensation.  The compensation of the officers will be fixed by the Compensation Committee.

Section 7.  Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and Board of Directors.  The Chairman shall be the medium of communication to the Board of Directors and to the standing committees of all matters presented for their consideration, and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 8.  Chief Executive Officer.  The Chief Executive Officer will, in the absence of the Chairman, preside at all meetings of the stockholders and meetings of the Board of Directors.  The Chief Executive Officer will have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time.  The Chief Executive Officer will be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, will be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Executive Officer.

Section 9.  President.  The President will, in the absence of the Chairman and the Chief Executive Officer, preside at all meetings of the stockholders and meetings of the Board of Directors.  The President will have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time.  The President will assist the Chief Executive Officer, and, in the Chief Executive Officer’s absence, act as Chief Executive Officer, be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and, subject to the direction of the Chief Executive Officer, will have and exercise all the powers and discharge the duties as usually pertain to the office of President.

Section 10.  Chief Financial Officer.  Subject to the direction of the Board of Directors, the Chief Executive Officer and the President, the Chief Financial Officer will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Financial Officer or that are assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 11.  Treasurer.  The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his possession.  The Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation.  The Treasurer will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts.  The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 12.  Secretary.  The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books maintained for that purpose.  The Secretary may affix the seal of the Corporation to all instruments to be executed on behalf of the Corporation under its seal.  The Secretary will perform the duties and have all other powers that are incident to the office of Secretary or that are assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 13.  Assistant Secretary and Assistant Treasurer.  In the event of the absence or inability to serve of the Secretary, an assistant secretary shall perform all the duties of the Secretary, and in the event of the absence or inability to serve of the Treasurer, an assistant treasurer shall perform all the duties of the Treasurer.

ARTICLE VI

CAPITAL STOCK

Section 1.  Issue of Shares of Stock.  The shares of capital stock of the Corporation may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued.  Any certificates representing shares of capital stock will be in the form approved by the Board of Directors.  The certificates (if any) will be numbered in the order of their issue and will be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or one of the vice presidents, and the Secretary or an assistant secretary or the Treasurer or an assistant treasurer, and the seal of the Corporation or a facsimile of the seal will be impressed or affixed or reproduced on the certificates, provided, however, that where the certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board of Directors, Chief Executive Officer, President, vice president, Secretary, assistant secretary, Treasurer or assistant treasurer may be a facsimile.    Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock.

Section 2.  Registration and Transfer of Shares.  The name of each person owning a share of the capital stock of the Corporation will be entered on the books of the Corporation together with the number of shares held by him or her and the dates of issue.  Shares of stock of the Corporation will be transferable on the books of the Corporation by the holders of the shares in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, if shares are held in certificated form, or upon the receipt of transfer instructions from the owner thereof, if shares are held in uncertificated form, and in either case with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  A record will be made of each transfer.  The Board of Directors may make other rules and regulations concerning the transfer and registration of shares of stock, may appoint a transfer agent or registrar or both and may require any certificates of stock issued bear the signature of either or both.

Section 3.  Lost, Destroyed and Mutilated Certificates.  The holder of any stock certificate of the Corporation will immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate.  The Corporation may issue (i) a new certificate of stock or (ii) uncertificated shares in the place of any certificate previously issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of the new certificate and against all other liability in the premises, or may remit the owner to any remedy or remedies he or she may have under the laws of the State of Delaware.

Section 4.  Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as required by law.

ARTICLE VII

DIVIDENDS, SURPLUS, ETC.

Section 1.  General Discretion of Directors.  The Board of Directors will have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation will be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1.  Fiscal Year.  The fiscal year of the Corporation will commence on the first day of January and end on the last day of December.

Section 2.  Corporate Seal.  The corporate seal will be in the form approved by the Board of Directors and may be altered at their pleasure.  The corporate seal may be used by causing it or a facsimile of the seal to be impressed or affixed or reproduced or otherwise.

Section 3.  Notices.  Except as otherwise expressly provided, any notice required to be given by these By-Laws will be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his or her address, as the same appears upon the books of the Corporation, or by electronic mail at his or her electronic mail address on record with the Corporation or by telegraphing or cabling the same to that person at that address, or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice will be deemed to be given at the time it is mailed, sent by electronic mail, telegraphed or cabled, or sent by facsimile.

Section 4.  Waiver of Notice.  Any stockholder or director may at any time, by writing or by telegraph, cable or facsimile transmission, waive any notice required to be given under these By-Laws, and if any stockholder or director is present at any meeting his or her presence will constitute a waiver of notice.

Section 5.  Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, will be signed by an officer or officers, agent or agents of the Corporation, and in such manner, as will from time to time be designated by resolution of the Board of Directors.

Section 6.  Deposits.  All funds of the Corporation will be deposited from time to time to the credit of the Corporation in a bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of the deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by agents of the Corporation as the Board of Directors, the Chief Executive Officer or the President may authorize for that purpose.

Section 7.  Voting Stock of Other Corporations.  Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chief Executive Officer, the President, any vice president and the Treasurer each has full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder, and to execute a proxy to any other person to represent the Corporation at any meeting, and at any meeting of the stockholders of any corporation of which the Corporation is a stockholder.  The Chief Executive Officer, the President, any vice president or the Treasurer or the holder of any proxy, as the case may be, will possess and may exercise any and all rights and powers incident to ownership of the stock which the Corporation might have possessed and exercised if present.  The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

Section 8.  Internal Cross-References.  Except as otherwise provided, when a reference is made in these By-Laws to “this By-Law,” such reference shall be deemed to be a reference to the entire Section of these By-Law that contains such cross-reference and not to any particular subsection or paragraph thereof.

ARTICLE IX

AMENDMENTS

The Board of Directors will have the power to make, rescind, alter, amend and repeal these By-Laws, provided, however, that the stockholders will have power to rescind, alter, amend or repeal any By-Laws made by the Board of Directors, and to enact By-Laws that will not be rescinded, altered, amended or repealed by the Board of Directors.  Notice of the proposal to make, amend or repeal any provision of these By-Laws will be included in the notice of any meeting of the stockholders or the Board of Directors at which the action is to be considered.

Dated: September 20, 2008